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                                                                    EXHIBIT 99.3

                            PAYLESS SHOESOURCE, INC.

                               OFFER TO EXCHANGE

             $200,000,000 8.25% SENIOR SUBORDINATED NOTES DUE 2013

                                      FOR


             $200,000,000 8.25% SENIOR SUBORDINATED NOTES DUE 2013

         WHICH HAVE BEEN OFFERED IN A TRANSACTION REGISTERED UNDER THE

                             SECURITIES ACT OF 1933


               PURSUANT TO THE PROSPECTUS DATED OCTOBER 21, 2003

                         ------------------------------

To Securities Dealers, Commercial Banks,
Trust Companies and Other Nominees:


     Enclosed for your consideration is a Prospectus dated October 21, 2003 (as the same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Payless ShoeSource, Inc. ("Payless") to exchange an aggregate principal amount of up to $200,000,000 of its 8.25% Senior Subordinated Notes due 2013 (the "Exchange Notes") in integral multiples of $1,000, which have been offered in a transaction registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which the Prospectus is a part, for an equal principal amount of its outstanding $200,000,000 8.25% Senior Subordinated Notes due 2013 (the "Old Notes"), that were issued and sold in integral multiples of $1,000 in a transaction exempt from registration under the Securities Act.



     We are asking you to contact your clients for which you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients which, to your knowledge, hold Old Notes registered in their own names. Payless will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by Payless for customary mailing and handling expenses incurred by you for forwarding any of the enclosed materials to your clients. Payless will pay all transfer taxes, if any, applicable to the exchange of Old Notes under the Exchange Offer, except as otherwise provided in the Prospectus and the Letter of Transmittal.


     Enclosed are copies of the following documents:

          1.  the Prospectus;


          2. a Letter of Transmittal for your use in connection with the exchange of Old Notes and for the information of your clients (facsimile copies of which may be used to exchange Old Notes);



          3. a form of letter that may be sent to your clients for the accounts of which you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;


          4.  a Notice of Guaranteed Delivery;

          5. guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          6. a return envelope addressed to Wells Fargo Bank Minnesota, National Association, the Exchange Agent.
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     YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00
P.M., NEW YORK CITY TIME, ON NOVEMBER 18, 2003, UNLESS EXTENDED (AS SO EXTENDED, THE "EXPIRATION DATE"). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN, SUBJECT TO THE PROCEDURES DESCRIBED IN THE PROSPECTUS, AT ANY TIME PRIOR TO THE EXPIRATION DATE.


     To tender Old Notes, certificates for Old Notes or a book-entry confirmation (see "Exchange Offer" in the Prospectus), a duly executed and properly completed Letter of Transmittal or a facsimile thereof or electronic instructions sent to The Depository Trust Company, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

     Questions and requests for assistance with respect to the Exchange Offer or requests for additional copies of the enclosed material may be directed to the Exchange Agent at its address and phone number set forth in the Prospectus.

                                         Very truly yours,

                                         PAYLESS SHOESOURCE, INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PAYLESS SHOESOURCE, INC. OR THE EXCHANGE AGENT, OR ANY AFFILIATE THEREOF, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS OR USE ANY DOCUMENT ON BEHALF OF ANY OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR THE ENCLOSED DOCUMENTS AND THE STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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